Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

EpicQuest Education Group International Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, $0.0256 par value per share	(1)	Other	150,000	$4.0801	$612,015.00	0.0001381	$84.52
Fees to be Paid	Equity	Common Shares, $0.0256 par value underlying Warrants	(2)	Other	600,000	$4.0801	$2,448,060.00	0.0001381	$338.08

Total Offering Amounts:							$3,060,075.00		422.60
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$422.60

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder for the Selling Shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

With respect to the shares offered by the selling shareholders, including shares underlying warrants, estimated at $4.0801 per share, the average of the high and low prices as reported on The Nasdaq Capital Market on May 29, 2026, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, the shares offered hereby and the shares issuable upon exercise of warrants also include an indeterminate number of additional shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder for the Selling Shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

With respect to the shares offered by the selling shareholders, including shares underlying warrants, estimated at $4.0801 per share, the average of the high and low prices as reported on The Nasdaq Capital Market on May 29, 2026, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, the shares offered hereby and the shares issuable upon exercise of warrants also include an indeterminate number of additional shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.